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                                                                    Exhibit 10.1


                 EXTENSION AND AMENDMENT OF TERMS OF EMPLOYMENT
                                       OF
                                 URS W. STAMPFLI
                                      WITH
                              CONCORD CAMERA CORP.


         This EXTENSION AND AMENDMENT OF TERMS OF EMPLOYMENT, effective as of January 1, 2006 (this "Instrument"), by and between CONCORD CAMERA CORP. (the "Company") and Urs W. Stampfli ("Employee").

                                    RECITALS

         A. The Employee is currently employed by the Company pursuant to the Terms of Employment, dated as of January 1, 2000, as thereafter amended (as amended, the "Agreement"), between the Company and the Employee.

         B. The parties desire to modify the Agreement to extend the term of the Agreement for the period set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

         2. TERM EXTENSION. The expiration date of the Term of the Agreement, as specified in Section 3 thereof, is hereby extended for a period of twelve (12) months from "January 1, 2006" to "January 1, 2007."

         3. EFFECT ON AGREEMENT. Except for the Term extension affected by this Instrument, all of the terms and conditions set forth in the Agreement are and shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties executed this Instrument as of the date first set forth above.

EMPLOYEE:                                     CONCORD CAMERA CORP.


 /s/  Urs W. Stampfli                         By:    /s/ Keith Lampert
------------------------------------                ---------------------------
Name: Urs W. Stampfli                               Name: Keith Lampert
                                                    Title: COO

Dated: Dec. 21, 2005                          Dated: Dec. 21, 2005